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NO.___
                                      FORM OF
                         CERTIFICATE OF CONTINGENT INTEREST
                        IN COMMON STOCK $0.0001 PAR VALUE OF

                                 -------------------

             ISSUED PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION
                                    DATED AS OF
                                   JUNE ___, 1999
                                    BY AND AMONG

                        OMNILYNX COMMUNICATIONS CORPORATION,

                                       ACQUISITION, INC.
                         -------------
                                        AND
                                 ------------------
                                        AND
                                  ITS STOCKHOLDERS

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON THE SECOND ANNIVERSARY OF THE CLOSING DATE OF THE INITIAL PUBLIC OFFERING (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF A CLASS. THE CORPORATION WILL FURNISH A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

                          READ THIS CERTIFICATE CAREFULLY

                              THIS CERTIFICATE IS NOT
                TRANSFERABLE OR ASSIGNABLE EXCEPT AS HEREIN PROVIDED

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     This is to certify that __________ is the registered holder of _______
Units of Contingent Interest with respect to shares of Common Stock, $0.0001 par value, of OmniLynx Communications Corporation, a Delaware corporation ("Purchaser Common Stock"), issued pursuant to the provisions of the Agreement and Plan of Reorganization dated as of June ___, 1999. Each Unit of
Contingent Interest represents the right to receive the number of shares of Purchaser Common Stock, if any, that may be distributable upon the terms and subject to the conditions hereinafter set forth.

                              OMNILYNX COMMUNICATIONS CORP.


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

Dated:    June ___, 1999

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This Certificate is one of the Contingent Interest Certificates for an aggregate of _______ Units of Contingent Interest ("Contingent Stock Issue Rights") issued pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of June ___, 1999, among OmniLynx Communications Corporation, a Delaware corporation ("Purchaser"), _______ Acquisition, Inc., a ____________ corporation and wholly-owned subsidiary of Purchaser ("Acquisition Subsidiary"), ______________ , a _________ corporation (the "Operating Company"), and the stockholders of the Operating Company pursuant to which the Acquisition Subsidiary was merged (the "Merger") with and into the Operating Company. The terms and conditions upon which the registered holder of this Certificate may become entitled to shares of common stock, $0.0001 par value, of Purchaser ("Purchaser Common Stock") are set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

                    SECTION 1.    RIGHTS TO PURCHASER COMMON STOCK

     Subject to the terms hereof, and subject to the satisfaction of the conditions provided herein, each Unit of Contingent Stock Issue Rights shall entitle the holder thereof to receive, and shall automatically be converted into that number of shares of Purchaser Common Stock, if any, determined as follows:


          (i) upon the occurrence of the First Purchaser Triggering Event (as hereinafter defined) at any time after ninety days of the date of the Merger and on or before the third anniversary of the date of the Merger (the "Anniversary"), each Unit of Contingent Stock Issue Right shall entitle the holder thereof to receive one-half of a share of Purchaser Common Stock on the date the First Purchaser Triggering Event occurs; and

          (ii) upon the occurrence of the Second Purchaser Triggering Event (as hereinafter defined) at any time after ninety days of the date of the Merger and on or before the Anniversary, each Unit of Contingent Stock Issue Right shall entitle the holder thereof to receive one-half of a share of Purchaser Common Stock on the date of the Second Purchaser Triggering Event; provided, that if the First Purchaser Triggering Event has not previously occurred, the holder shall receive one share of Purchaser
     Common Stock on the date of the Second Purchaser Triggering Event.

          (iii) if a First Purchaser Triggering Event or a Second Purchaser Triggering Event does not occur on or before the Anniversary, then this Contingent Stock Issue Right shall not entitle the holder to receive any shares of Purchaser Common Stock and these Contingent Stock Issue Rights shall terminate and be of no further force or effect.

     For the purposes of this Section 1:

          (i) the First Purchaser Triggering Event shall have occurred if the average of the Fair Market Values for the Purchaser Common Stock over a period of 10 consecutive trading

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     days is greater than or equal to $16.00 per share but less than $21.00 per share (as adjusted for stock splits, combinations and other similar corporate events).

          (ii) the Second Purchaser Triggering Event shall have occurred if the average of the Fair Market Values for the Purchaser Common Stock over a period of 10 consecutive trading days is greater than or equal to $21.00 per share (as adjusted for stock splits, combinations and other similar corporate events).

          (iii) the "Fair Market Value" of one share of Purchaser Common Stock shall mean, for any trading day, (y) the closing sale price for a share of Purchaser Common Stock on such trading day on the American Stock Exchange ("AMEX"), or (z) if not quoted on AMEX on such day, the average of the closing bid and asked prices for a share of Purchaser Common Stock as quoted on any other recognized stock exchange on which such shares are then listed.

          Upon satisfaction of the conditions specified in Section 1, the registered holder of this Certificate shall be considered a record holder of the number of shares of Purchaser Common Stock specified in this Section
     1. Upon satisfaction of the conditions specified in Section 1, Purchaser shall issue to the holder of this Certificate, upon surrender of this Certificate to Purchaser or an agent designated by Purchaser, that number of shares of Purchaser Common Stock issuable upon conversion of the number of Contingent Stock Issue Rights represented by this Certificate.

                               SECTION 2. DIVIDENDS

     No dividends shall be payable with respect to the Purchaser Common Stock represented by this Certificate until a record date has occurred after the issuance thereof.

                      SECTION 3.  REPLACEMENT OF CERTIFICATES

     Upon receipt of evidence satisfactory to Purchaser or its agent of the loss, theft, destruction, or mutilation of any Certificate and upon receipt of indemnity reasonable satisfactory to Purchaser or its agent, Purchaser shall deliver a new Certificate for the number of Contingent Stock Issue
Rights represented by the Certificate so lost, stolen, destroyed, or mutilated.

                         SECTION 4.  HOLDER NOT STOCKHOLDER

     This Certificate does not entitle the holder thereof to any voting or other rights as a stockholder of Purchaser.

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                  SECTION 5.  ADJUSTMENT OF PURCHASER COMMON STOCK

     5.1 STOCK DIVIDENDS, ETC. In case Purchaser shall (1) pay a dividend in shares of Purchaser Common Stock; (2) subdivide outstanding shares of Purchaser Common Stock; (3) combine outstanding shares of Purchaser Common Stock into a smaller number of shares; or (4) issue by reclassification any shares of Common Stock, the number of shares of Purchaser Common Stock issuable upon conversion of the Contingent Stock Issue Rights represented by this Certificate shall be proportionately adjusted.

     5.2 MERGER, ETC. In case of (1) any consolidation or merger of Purchaser or any of its affiliates with or into another corporation or (2) any sale, transfer, or other disposition of all or substantially all of the property, assets, or business of Purchaser or its affiliates, as a result of which property (cash or otherwise) shall be payable or distributable to the holders of Purchaser Common Stock, the Certificate shall thereafter represent the number and class of shares or other securities or property of Purchaser, or of the corporation or other entity resulting from such consolidation or merger or to which such sale, transfer, or other disposition shall have been made for or into which the Purchaser Common Stock underlying this Certificate would have been exchanged or converted upon such event if outstanding at the time thereof, with appropriate adjustments to the First Purchaser Triggering Event and Second Purchaser Triggering Event conditions so as to maintain as nearly as reasonably practicable the intent of the parties hereunder and which adjustments shall be determined in good faith by the Purchaser Board of Directors. The terms of any such consolidation, merger, sale, transfer, or other disposition shall include appropriate provisions in accordance with the provisions of this Section 5.2. The provisions of this Section 5.2 shall similarly apply to successive consolidations, mergers, sales, transfers, or other dispositions as aforesaid.

     5.3 NOTICE. Whenever an adjustment is made as provided in this Section 5, Purchaser shall promptly mail to the holder of this Certificate, at the address appearing below unless changed by written notice by the holder, a statement setting forth the adjustment and the facts giving rise thereto.

                        SECTION 6.  TRANSFER OF CERTIFICATES

     This Certificate is not transferable or assignable except by the laws of descent and distribution, by will or by operation of law.

                       SECTION 7.  INITIAL ADDRESS FOR NOTICE

     Notice may be given at the following address:

                               700 Gemini, Suite 100
                               Houston, Texas 77058

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                             SECTION 8.  GOVERNING LAW

     This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.